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                                                                  Exhibit 99.1


                               ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (THIS "AGREEMENT") IS ENTERED INTO ON FEBRUARY 23, 1998, BY HIAC XI, CORP., A DELAWARE CORPORATION ("BUYER"), AND JTS CORPORATION, A DELAWARE CORPORATION ("SELLER").

                                      RECITALS

     This Agreement contemplates a transaction in which Buyer shall purchase certain assets (and assume certain future obligations) of Seller in return for the consideration described herein. Buyer is a wholly-owned subsidiary of Hasbro Interactive, Inc.

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

I. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meaning given to them below:

          "Acquired Assets" means the following assets of Seller:

A.             All right, title and interest in and to the Seller's Products;

A. All Intellectual Property associated with the Seller's Products, including the Intellectual Property identified on SCHEDULE 1, and remedies past and future against infringements thereof and rights to protection of interest therein;

A.             The license agreements listed on SCHEDULE 2 (the "License
Agreements");

          (d) All of Seller's claims, causes of action, choses in action, rights of recovery, set-off and recoupment relating to or arising out of any right, property or asset included in the Acquired Assets; and

          (e) all business and financial records, books, files, plans, documents, correspondence, lists, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies and reports of Seller, whether written or electronically stored or otherwise recorded if, and only to the extent, that such foregoing items relate to the Acquired Assets (not including the items of this clause (e) for these purposes) or Assumed Liabilities (subject to Section 5(b)).

     Notwithstanding the foregoing, the Acquired Assets shall not include the Excluded Assets.

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          "Assumed Liabilities" means only liabilities and obligations arising after the Closing under each License Agreement actually assigned to Buyer pursuant to this Agreement.

          "Atari Hardware Platforms" means the following hardware platforms:
Atari 2600, 5200, 7800, Lynx hand-held and Jaguar game system hardware, Atari 800, ST and Falcon 030 computer family hardware, TOS operating system, 8-bit operating system, and Portfolio palmtop computer.

          "Excluded Assets" means the following assets:

          (a)  inventory, receivables, furniture, fixtures and equipment;

          (b) any tax assets of Seller, including pre-paid taxes, tax credits and tax carryovers;

          (c) all tax returns and tax records whether or not related to the Acquired Assets;

          (d) the $45,000 balance of the royalty guarantee owed to Seller on December 31, 1997 by Interplay Productions, Inc. under Amendment One to the Game License Agreement dated July 29, 1996, between Atari Corporation and Interplay Productions, Inc. and as otherwise identified in SCHEDULE 3;

          (e) software developed by or for Seller or its predecessor under license of intellectual property rights from a third party or third parties for use on the Atari Hardware Platforms to the extent that such software is not related to or associated with any of the trademarks and copyrights set forth in
SCHEDULE 1 or any of the game titles set forth in SCHEDULE 3;

          (f) Hardware embodying Intellectual Property (other than Seller's Intellectual Property) that is licensed from third Persons.

          (g) all assets associated with or related to Seller's disk drive business.

          "Hardware" means equipment, components, circuitry, integrated circuits, processors, casings, layouts (including synthesizable code), mask works, manufacturing data, and all designs, schematics, tooling, formulae, processes, and know how therefor (whether or not any such items are presently embodied in physical components) and related Intellectual Property.

          "Intellectual Property" means any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade

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secrets, proprietary information, know-how and technology; (iii) all works of authorship, "moral rights", copyrights (including derivative works thereof), mask works, copyright and mask work registrations and applications; (iv) all industrial designs and any registrations and applications therefor; (v) all trade names, logos, trademarks and service marks, trademark and service mark registrations and applications together with the good will of the business symbolized by the names and the marks; (vi) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (vii) Uniform Resource Locators, World Wide Web site addresses and domain names; (viii) any similar, corresponding or equivalent rights to any of the foregoing; (ix) all documentation related to any of the foregoing; and (x) all goodwill associated with any of the foregoing.

          "Key Marks" means each of the following marks: Atari, the Fuji logo, Asteroids, Battlezone, Breakout, Centipede, Combat, Crystal Castles, Millipede, Missile Command, Night Driver, Pong, Ultra Pong, Tempest, Warlords and Yar's Revenge.

          "Knowledge" means actual knowledge of (i) the senior executives of Seller or (ii) John Skruch.

          "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Registered Intellectual Property" means all United States, international and foreign: (i) utility and design patents, design registrations and utility models and all pending applications (both regular and provisional) for any of the foregoing; (ii) registered trademarks, service marks or trade names, applications to register trademarks, service marks or trade names, intent-to-use applications, or other registrations or applications related to trademarks, service marks or trade names; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; (v) Uniform Resource Locators, World Wide Web site addresses and domain names and (vi) any other Seller Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          "Seller Hardware" means Hardware included in the Acquired Assets.

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          "Seller's Intellectual Property" means Intellectual Property of Seller that constitutes an Acquired Asset.

          "Seller's Products" means (i) those products of Seller acquired by Seller pursuant to the merger of Atari Corporation, a Nevada corporation, with and into Seller on July 30, 1996, and any other products of Seller thereafter derived therefrom, including products relating to or associated with the trademarks set forth in SCHEDULE 1 (including video and computer games, games for handheld devices, consoles, Internet play, all other games for play on any platform whatsoever (subject to the License Agreements), and merchandise bearing any Intellectual Property relating to or associated with the foregoing, whether now offered for sale or license by Seller or discontinued) and (ii) all of Seller's products that are listed on SCHEDULE 3.

I.        SALE AND PURCHASE; ASSUMPTION OF LIABILITIES; PURCHASE PRICE; CLOSING.

A. SALE AND PURCHASE OF THE ACQUIRED ASSETS. At the Closing (as defined below), on the terms and subject to the conditions of this Agreement, Seller shall sell and Buyer shall purchase all of the Acquired Assets for the sum of $5 million to be paid at the Closing by wire transfer to an account designated by Seller.

A. ASSUMPTION OF LIABILITIES. In addition, at the Closing, on the terms and subject to the conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer shall not assume or have any responsibility, however, with respect to any other obligation or liability of Seller that is not an Assumed Liability. Without limiting the foregoing, Buyer shall not assume or be responsible for any liabilities relating to events arising or occurring prior to the Closing, regardless of when payable, and all such liabilities shall be for the account of Seller.

A. CLOSING; CLOSING DELIVERABLES. The closing shall occur in the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 upon the execution and delivery of this Agreement by the parties hereto ("Closing"). At the Closing the parties will deliver the following documents, and such additional documents as the parties may agree to transfer ownership of the Acquired Assets to Buyer (which shall be in form satisfactory to both parties) :

1.                  Seller shall deliver:

                    (A)  A bill of sale for the Acquired Assets.

                    (B)  Global trademark assignments.

                    (C)  Country-specific trademark assignments.

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                    (D)  Patent assignments in recordable form.

                    (E)  Assignment of the License Agreements.

                    (F)  Copyright assignment.

                    (G)  Global powers of attorney respecting trademarks.

                    (H) Country-specific powers of attorney respecting trademarks.

                    (I)  Assignment of Internet domain name.

                    (J)  Disclosure Schedule (as defined below).

1.                       Buyer shall deliver:
                    (A)  The purchase price by wire transfer.

                    (B)  An instrument of assumption of the Assumed Liabilities.

A. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor the consummation of the transactions contemplated hereby shall constitute an assignment, or an agreement to assign, any Acquired Asset or any claim or right or any benefit arising thereunder or resulting therefrom (a "Consent-Required Asset") if an attempted assignment of such Consent-Required Asset, without consent of one or more third parties, would constitute a breach or other contravention thereof or would in any way adversely affect the rights of Buyer or Seller thereunder; PROVIDED, HOWEVER, that once all such consents are obtained, this Agreement shall automatically effect an immediate assignment of such Consent-Required
Asset without further action by either party hereto.   Buyer and Seller will use
their commercially reasonable efforts (which shall not be deemed to require any payment of money or other value by Seller or Buyer) to obtain the consent of the other parties to any such Consent-Required Asset for the assignment thereof to Buyer as Buyer may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting or sub-licensing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay or assign to Buyer when received all monies received by Seller with respect to any Consent-Required Asset and any claim or right or any benefit arising thereunder, except to the extent the same

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represents an Excluded Asset.  Nothing in this Section 2(d) shall be construed to diminish the representations, warranties and covenants of Seller respecting such consents.

I. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that the statements contained in this Section 3 are correct and complete as of the Closing, except as set forth in the disclosure schedule separately delivered by Seller to Buyer with this Agreement, which schedule shall be initialed for identification by the parties (the "Disclosure Schedule"). Except as expressly set forth in this Agreement and the Disclosure Schedule, Seller hereby expressly disclaims any and all other warranties of any kind or nature, whether express, implied or statutory, relating to the Acquired Assets, including the implied warranties of title, non-infringement, merchantability and fitness for a particular purpose. Buyer acknowledges that the Seller Hardware is transferred "as is" and that, notwithstanding anything to the contrary in this Agreement and the Disclosure Schedule, Seller makes no representation or warranty of any kind with respect to the Seller Hardware.

A. ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

A. AUTHORIZATION OF TRANSACTION. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, Seller has taken all corporate and other action required for the execution, delivery and performance of this Agreement by Seller, including the sale of the Acquired Assets as provided herein. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms. The persons who have executed this Agreement on behalf of Seller have been duly authorized to do so.

A. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require a notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject, except where the violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations or failures to give notice, individually or in the aggregate, would not have a material adverse effect on the Acquired Assets, the Assumed Liabilities or the ability of the parties to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect"). Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions

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contemplated by this Agreement, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect.

A. CONSENTS. No approvals or consents of or assignments by any person (including any federal, state or local governmental or administrative authorities) are necessary in connection with the execution, delivery or performance of this Agreement.

A. TITLE TO THE ACQUIRED ASSETS. Seller has good and marketable title, free and clear of all Liens, (i) to the Acquired Assets identified on
SCHEDULE 1 (other than copyrights that are not identified on SCHEDULE 4),
SCHEDULE 3 and SCHEDULE 4 and (ii) to its Knowledge, to all other Acquired Assets. At the Closing, Buyer shall obtain good and marketable title, free and clear of all Liens (i) to the Acquired Assets identified on SCHEDULE 1 (other than copyrights that are not identified on SCHEDULE 4), SCHEDULE 3 and SCHEDULE 4 and (ii) to its Knowledge, to all other Acquired Assets.

A. MATERIAL CONTRACTS. True, correct and complete copies of the License Agreements have been delivered to Buyer. Seller has performed in all material respects all obligations required to be performed by Seller under the License Agreements. To the Knowledge of Seller, each of the other parties to the License Agreements has performed in all material respects all the obligations required to be performed by them thereunder to date. Each License Agreement (i) is valid, binding and enforceable in accordance with its terms,
(ii) is in full force and effect with no default or dispute existing or, to the Knowledge of Seller, threatened with respect thereto, and (iii) shall not be terminated or otherwise affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. No consent of any third party is required for the assignment of any License Agreement to Buyer. Seller has provided Buyer with a complete and accurate list of payments paid to Seller by each licensee under the License Agreements, indicating the licensee and the month paid, from June 30, 1996 to present. Seller has not received any advanced payments (including prepayments of royalties, or other payments by reason of which a licensee is entitled to reduce its current or future royalty or payment obligations) under the License Agreements which have not been earned by Seller.

A.             INTELLECTUAL PROPERTY.

1. To the Knowledge of Seller, SCHEDULE 1 contains a list of all trademarks and service marks and applications therefor included in the Acquired Assets that have not lapsed and that are, except as qualified therein, Registered Intellectual Property (the "Registered Marks"), all patents and applications therefor that are included in the Acquired Assets that are Registered Intellectual Property (the "Registered Patents"), and United States copyrights included in the Acquired Assets, certain of which are Registered Intellectual Property. SCHEDULE 3 contains certain game titles that are included in the Acquired Assets. To the Knowledge of Seller, (A) the description of the Registered Marks on SCHEDULE 1 contains, to the extent set forth and

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except as qualified therein, the true and accurate date of registration, registration number, registered owner and the class of the Registered Marks,
(B) the description of the Registered Patents on SCHEDULE 1 contains the true and accurate patent number and file date of the Registered Patents, and (C) the description of the United States registered copyrights on SCHEDULE 1 included in the Acquired Assets that are Registered Intellectual Property contains the number of such copyright registration.

1. Since July 30, 1996, to the extent that any Seller's Intellectual Property has been developed by any Person other than Seller for which Seller has, directly or indirectly, paid, Seller has a written agreement with such Person with respect thereto and thereby has obtained ownership of, and recordable title to, and is the exclusive owner of, all developed Seller's Intellectual Property by operation of law or by valid assignment.

1. Except as set forth in any License Agreement, Seller has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Seller's Intellectual Property to any other Person.

1. The Seller's Intellectual Property constitutes all Intellectual Property used in and/or necessary to the conduct of Seller's Atari division business as currently being conducted by Seller.

1. To the Knowledge of Seller, neither Seller's Products included in the Acquired Assets nor the use of Seller's Intellectual Property,
(A) infringes upon or misappropriates the Intellectual Property of any Person,
(B) violates the rights of any Person (including rights to privacy or publicity), or (C) constitutes unfair competition or trade practices under the laws of any jurisdiction. Seller has received no notice from any Person claiming that Seller's Products included in the Acquired Assets nor the use of Seller's Intellectual Property infringes upon or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor, to the Knowledge of Seller, is there any basis therefor).

1. There are no contracts, licenses or agreements between Seller and any other Person with respect to Seller's Intellectual Property under which there is, to the Knowledge of Seller, any dispute or any threatened dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Seller thereunder.

1. To the Knowledge of Seller, no Person is infringing or misappropriating any Key Mark, other than such infringements or misappropriations that, individually or in the aggregate, would not have a Material Adverse Effect on such Key Mark.

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1.                  Seller and, to the Knowledge of Seller, each prior owner of the Seller's Intellectual Property have taken whatever reasonable steps that are required to protect rights in confidential information and trade secrets of such Person and its successors.

1. None of the Seller's Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Seller or may affect the validity, use or enforceability of such Seller's Intellectual Property.

1. Seller is not required to make or accrue any royalty payment to any third party in connection with the sale, distribution, license, transfer or other disposition or exploitation of any of the Acquired Assets.

1.                  Seller has not developed any new video game software since
July 30, 1996.

1. Seller owns no Intellectual Property not included in the Acquired Assets that is directly or indirectly competitive with the Seller's Intellectual Property.

1. (A) Alan Helbush is the Administrative Contact listed in the domain name record on file with Network Solutions, Inc./InterNIC Registration Services, and (B) Seller controls the domain name "ATARI.COM".

1. None of the Intellectual Property associated with the Seller's Products, including the Intellectual Property identified on SCHEDULE 1, or remedies past and future against infringements thereof and rights to protection of interest therein is an asset specified in clause (g) of the definition of "Excluded Assets" set forth in Section 1.

A. SUFFICIENCY OF ASSETS. The Acquired Assets include all assets, properties and rights necessary for compliance by Buyer with all obligations relating to the Assumed Liabilities.

A. LITIGATION. There is no claim, dispute, action, proceeding (including arbitration), suit or appeal, or investigation, at law or in equity, pending (other than those, if any, with respect to which service of process or similar notice has not yet been made and which are not within the Knowledge of Seller) or, to the Knowledge of Seller, threatened against Seller or involving any of the assets or properties of Seller before any court, agency, authority, arbitration panel or other tribunal that would have a Material Adverse Effect. There is no outstanding order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and Seller is not in default with respect to any notice, order, writ, injunction, or decree, in each case relating to, or affecting the Acquired Assets, the Assumed Liabilities or the Seller's Products.

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A.             UNDERLYING DOCUMENTS.  Copies of all documents listed or
described in the Disclosure Schedule and the Schedules hereto have been furnished or made available to Buyer. All such documents are true, correct and complete copies, and there are no amendments or modifications thereto.

A. BROKERS' FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or its affiliates could become liable or obligated.

A. COMPLIANCE WITH BULK SALES LAWS. The sale, transfer and assignment by Seller to Buyer hereunder and the consummation of the other transactions contemplated hereby do not constitute a "bulk sale" by Seller, and it is not necessary under the laws of any jurisdiction that Seller comply with the bulk sales laws of such jurisdiction.

A. DISCLOSURE. Neither this Agreement nor any of the Schedules nor, to the Knowledge of Seller, any other documents delivered by Seller in connection with this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and, to the Knowledge of Seller, there is no fact that has not been disclosed to Buyer that materially affects adversely or could reasonably be anticipated to materially affect adversely the Acquired Assets, or the operation of the Acquired Assets by Buyer as currently conducted by Seller.

I. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that the statements contained in this Section 4 are correct and complete as of the Closing.

A. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

A. AUTHORIZATION OF TRANSACTION. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms. The person who has executed this Agreement on behalf of Buyer has been duly authorized to do so.

A. BROKERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or its affiliates could become liable or obligated.

A. NONCONTRAVENTION. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will violate (a) any provision of the Certificate of Incorporation or bylaws, as amended, of Buyer or (b) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Buyer is subject.

A. ASSESSMENT OF VALUE. Buyer has been authorized by its ultimate parent entity to make a good faith assessment of the fair market value of the Acquired Assets, has made such assessment, and has determined that the fair market value of the Acquired Assets as of the Closing is less than $15,000,000.

I.        POST-CLOSING COVENANTS AND AGREEMENTS.

A. COOPERATION. Each party shall, at all times following the Closing, not take any action inconsistent with the satisfaction of its obligations hereunder and, subject to the following sentence, shall promptly take any further action necessary or desirable to carry out the purposes of this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request. Seller shall take all actions reasonably requested by Buyer, at Buyer's expense (provided that Buyer shall not be obligated for any cost to Seller in respect of the time of Seller's employees, officers or directors), to enable Buyer to establish a recordable chain of title to the Acquired Assets, including contacting prior owners of items thereof to request appropriate instruments for recordation.

A. DELIVERY. Immediately following the Closing Seller shall deliver to Buyer, and Buyer shall accept and remove from Seller's premises at Buyer's expense within 30 days of the date of Closing, all copies of tangible embodiments of Acquired Assets transferred to Seller (other than software and code, and such other items as the parties may mutually agree, which shall be transferred electronically on or immediately following the Closing and all tangible embodiments of which shall thereafter be destroyed by Seller); PROVIDED, HOWEVER, that (i) any information contained in such materials listed in clause (e) of the definition of "Acquired Assets" that does not relate to the Acquired Assets may be deleted by Seller before such materials are delivered to Buyer and (ii) Seller may make copies of any business or financial documents (other than documents containing Seller Intellectual Property) prior to delivering them to Buyer. Except as provided in Section 5(c), Seller shall cease use of the Seller's Intellectual Property, including the name Atari and the "Fuji" logo relating thereto.

A. SELLER INVENTORY. Seller owns certain unsold inventory of games bearing the Atari and/or Fuji trademark, and certain other Registered Marks and containing other Seller's Intellectual Property (the "Inventory"). Buyer hereby grants to Seller an irrevocable, worldwide, royalty-free license, for a period of one year from the date of the Closing to use the Registered Marks and other applicable Seller's Intellectual

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Property relating to such Inventory solely for the purpose of selling the
Inventory. Except as set forth in the previous sentence, after the Closing Seller shall have no right to exploit the Seller's Intellectual Property. Without limiting the foregoing, Seller shall not, following the expiration of the one-year license period set forth above, sell any product referred to in clause (e) of the definition of "Excluded Assets" set forth in Section 1. Seller warrants that the Inventory sold pursuant to this Section 5(c) shall be of like kind and quality to that previously sold by Atari Corporation in the ordinary course of its business.

A. NOTICE OF DEVELOPMENTS. Seller shall give prompt written notice to Buyer of any material development that could have a Material Adverse Effect. Each party shall give prompt written notice to the other of any material development affecting the ability of the parties to perform their post-Closing obligations under this Agreement.

A. ENFORCEMENT OF RIGHTS. In connection with the enforcement of its rights of ownership of the Acquired Assets and the enjoyment thereof, Buyer may bring actions in the name of Seller, or cause Seller to join any such action as a party, as reasonably necessary, provided that Buyer shall indemnify Seller with respect thereto.

A. MAINTENANCE OF INTELLECTUAL PROPERTY; DELIVERY OF NOTICES. After the Closing, Seller shall not be responsible for the maintenance or renewal of any registration with respect to the Acquired Assets, such responsibility to belong to Buyer as the owner of the Acquired Assets; PROVIDED, HOWEVER, that Seller shall promptly forward to Seller any and all notices and correspondence which it may receive pertaining to the Acquired Assets; and FURTHER PROVIDED that Seller shall remain responsible for the maintenance and renewal of registration with respect to all of the Consent-Required Assets retained by Seller pursuant to Section 2(d) of this Agreement as a consequence of the failure to obtain a required consent of a third party until such time as the applicable consent is obtained.

A. LITIGATION SUPPORT. In the event and for so long as Seller actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Acquired Assets or the Assumed Liabilities, Buyer will provide access upon prior request and during its regular business hours to the books, records and other items specified in clause (e) of the definition of Acquired Assets set forth in Section 1 as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of Seller and subject to Seller's execution and delivery of Buyer's standard form of confidentiality agreement with respect to such items.

I.        INDEMNIFICATION.

A. INDEMNIFICATION AND REIMBURSEMENT OF BUYER'S LOSSES. Seller shall indemnify Buyer and its affiliates, together with their respective officers, directors and employees (each a "Seller's Indemnitee") against Losses (as defined below) as set forth in this Section 6. If a Seller's Indemnitee shall have suffered a Loss by reason of (i) the breach of any of the representations or warranties made by Seller herein, (ii) any matter arising prior to the Closing with respect to the Seller's business, an Acquired Asset or an Assumed Liability, (iii) any liability of Seller that is not an Assumed Liability or (iv) any breach of a covenant of Seller hereunder, Seller's Indemnitee shall be reimbursed for such Loss by Seller as set forth in this
Section 6. For purposes hereof, "Loss" shall mean any losses, liabilities, claims, damages and expenses incurred or reasonably expected to be incurred, including penalties, fines, interest, amounts paid in settlement and reasonable fees and disbursements of counsel, and expenses incurred in connection with any investigation, action, suit or proceeding instituted against an indemnified party. Notwithstanding the foregoing, Seller shall have no obligation to indemnify Seller's Indemnitees for Losses which, cumulatively, total less than $25,000; PROVIDED, HOWEVER, that if cumulative Losses equal or exceed said $25,000, then Seller shall indemnify Seller's Indemnitees for all of such Losses. Liquidated Claims (as defined below) actually paid by Seller under this
Section 6 shall be limited to an aggregate of $5 million.

A. INDEMNIFICATION AND REIMBURSEMENT OF SELLER'S LOSSES. Buyer shall indemnify Seller and its affiliates, together with their respective officers, directors and employees (each a "Buyer's Indemnitee") against Losses as set forth in this Section 6. If a Buyer's Indemnitee shall have suffered a Loss by reason of (i) the breach of any of the representations or warranties made by Buyer herein, (ii) any matter arising after the Closing with respect to the Buyer's business, an Acquired Asset or an Assumed Liability, provided such matter is not related to or arising from any breach of a covenant, representation or warranty of Seller or any act or omission by Seller involving wilful misconduct, fraud or bad faith, or (iii) any breach of a covenant of Buyer hereunder, Buyer's Indemnitee shall be reimbursed for such Loss by Buyer as set forth in this Section 6. Notwithstanding the foregoing, Buyer shall have no obligation to indemnify Buyer's Indemnitees for Losses which, cumulatively, total less than $25,000, provided however that if cumulative Losses equal or exceed said $25,000, then Buyer shall indemnify Buyer's Indemnitees for all of such Losses. Liquidated Claims actually paid by Buyer under this Section 6 shall be limited to an aggregate of $5 million.

A. PAYMENT. At such time as the reimbursable amount of a Claim or a Third Party Claim has been determined in accordance with this Section 6 (a "Liquidated Claim"), the indemnifying party shall immediately pay the Person to be indemnified hereunder (an "Indemnitee") the amount of the Liquidated Claim. No forbearance of an Indemnitee in demanding payment from the indemnifying party shall act as a waiver of any right of an Indemnitee to receive payment from the indemnifying party, nor shall it relieve the indemnifying party of any obligation to an Indemnitee under this Agreement.

A. NOTICE OF CLAIMS. In the event an Indemnitee has any claim for indemnification under Section 6(a) or Section 6(b) (a "Claim"), it shall give prompt written notice thereof to the indemnifying party, including in such notice a brief description of the facts upon which such claim is based and the amount thereof.

A.             THIRD PARTY CLAIMS.

1. If any third party shall notify an Indemnitee with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against a party hereto (the "Indemnifying Party") under this
Section 6, then the Indemnitee shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnitee in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder, unless (and then solely to the extent) that the Indemnifying Party is prejudiced.

1. The Indemnifying Party shall have the right to defend the Indemnitee against the Third Party Claim with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnitee so long as (A) the Indemnifying Party notifies the Indemnitee within 15 days after the Indemnitee has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnitee as required by (and subject to the limitations of) this
Section 6 for Losses arising out of, relating to, in the nature of, or caused by the Third Party Claim; (B) the Indemnifying Party provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice materially adverse to the continuing business interest of the Indemnitee; and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

1. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6(e)(ii) above, (A) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (B) the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (C) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (not to be withheld unreasonably).

1. In the event any of the conditions in Section 6(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party claim in any manner it reasonably may deem appropriate (and the Indemnitee need not consult with or obtain any consent from, any Indemnifying Party in connection therewith); (B) the Indemnifying Party shall reimburse the Indemnitee promptly and periodically for the reasonable costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party shall remain responsible for any Losses the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

A. DISPUTED CLAIMS. If Seller objects to any Claim or Third Party Claim, it shall give written notice of such objection and brief statement of the grounds of such objection to Indemnitee within 20 business days after notice is received. If no such objection is given, such Claim or Third Party Claim, as the case may be, shall be a Liquidated Claim. If such objection is made, Indemnitee and Seller shall meet and use their best efforts to settle the dispute in writing that when resolved shall be a Liquidated Claim.

A. SURVIVAL. The provisions of this Section 6 shall survive the Closing. Notwithstanding anything to the contrary in this Agreement, no Claim or Third Party Claim may be asserted by a Seller's Indemnitee under this Section 6: (i) with respect to Losses arising in connection with the obligation to pay taxes, following the date of the expiration of the applicable statute of limitations for such obligation; (ii) with respect to a Loss arising out of or in connection with a License Agreement, following the termination of such License Agreement in accordance with its terms; and (iii) with respect to all other Losses, following August 31, 2000. No Claim or Third Party Claim may be asserted by a Buyer's Indemnitee under this Section 6, other than Losses arising with respect to the Assumed Liabilities, following August 31, 2000. Notwithstanding the preceding sentence, an Indemnitee may assert a Claim or Third Party Claim under this Section 6 with respect to Losses that are the result of fraud or wilful misconduct by the Indemnifying Party at any time within the applicable statute of limitations for such claim.

A. The right of each party hereto to assert Claims and receive indemnification payments pursuant to this Section 6 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach by the other party hereto of any representation or warranty or failure to perform any covenant required to be performed by such other party; PROVIDED, HOWEVER, that the above shall not prevent a party hereto from seeking specific performance of a covenant which another party hereto has failed to perform under this Agreement.

I.        MISCELLANEOUS.

A. NO THIRD PARTY BENEFICIARIES. Except as otherwise specified herein, this Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

A. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

A. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Seller shall not assign any of its rights, interests or obligations hereunder without the prior written consent of Buyer. Buyer may assign its right, interests and obligations hereunder to any Person provided that such permitted assignee agrees to be bound by the terms hereof and to assume all obligations of Buyer hereunder.

A. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

A. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

A. NOTICES. All notices, requests, demands, claims, and other communications hereunder in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given five business days after mailing if sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

               If to Seller:

               JTS Corporation
               1661 Baypointe Parkway
               San Jose, California 95134
               Attention:  President

               Copy to:

               Cooley Godward LLP
               5 Palo Alto Square
               Palo Alto, California  94306
               Attention:  Andrei M. Manoliu, Esq.

               If to Buyer:

               HIAC XI, Corp.
               1027 Newport Avenue
               Pawtucket, Rhode Island  02862
               Attention:  President

               Copy to:

               Hasbro, Inc.
               1027 Newport Avenue
               Pawtucket, Rhode Island,  02862
               Attention:  General Counsel

               Copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Eric W. Wright, Esq.

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is received by the person for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

A. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California by California residents.

A. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.

A. EXPENSES. Each of Buyer and Seller shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby. Buyer shall, pursuant to Section 5(a) of this Agreement, bear all costs and expenses of the recordation of chain of title to the Acquired Assets, including preparation and recordation of appropriate assignments of the Acquired Assets.

A. CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Except as otherwise specified, references in this Agreement to Sections and Schedules are to Sections of, and Schedules attached to, this Agreement. Except where the context clearly requires to the contrary, "including" shall mean "including, without limitation".

A. SCHEDULES. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

A. TRANSFER TAXES. Any and all sales, use or other transfer taxes arising from the transactions contemplated by this Agreement shall be paid by Seller.

A. CONFIDENTIALITY OF INFORMATION. All information given to a party by the other party in connection with this Agreement ("Confidential Information") shall be used only for purposes related to the consummation of the transactions contemplated herein, and shall be disclosed to the receiving party's employees and representatives only on a "need to know" basis in connection with such purposes. If the Closing does not occur for any reason, each party shall maintain in confidence all Confidential Information of the other party, shall return to the disclosing party all tangible embodiments (and all copies) of such Confidential Information and shall not use such Confidential Information for any purpose; PROVIDED, HOWEVER, that the forgoing restrictions shall not apply to: (i) information that is or becomes a matter of public knowledge through no act or failure to act of the receiving party, its representatives or employees, (ii) information that becomes available to the receiving party from a source not under an obligation of confidentiality to the disclosing party, or (iii) information that was known to receiving party prior to its disclosure to the receiving party by the disclosing party.

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the date first above written.

                                   HIAC XI, CORP.


                                   By:

                                   Title:


                                   JTS CORPORATION


                                   By:
                                        D. Thomas Mitchell
                                        President & Chief Executive
                                        Officer


                                   By:
                                        John Skruch
                                        Director of Licensing